EXHIBIT 99.1
FOR IMMEDIATE RELEASE
Contacts:
John Kelly, Chief Financial Officer
Smith & Wesson Holding Corporation
(413) 747-3305
Liz Sharp, VP Investor Relations
Smith & Wesson Holding Corporation
(413) 747-3305
lsharp@smith-wesson.com
Smith & Wesson Holding Corporation to Acquire
Thompson/Center Arms, Inc.
Deal Expected to Add $70 Million of Net Sales
Provides Immediate Entry into Hunting Rifle Market
SPRINGFIELD, Mass., December 18, 2006 — Smith & Wesson Holding Corporation (NASDAQ: SWHC), parent company of Smith & Wesson Corp., the legendary 154-year old company in the global business of safety, security, protection and sport, today announced that it has entered into a definitive agreement to acquire Thompson/Center Arms, Inc., a 40-year old, privately held, New Hampshire-based designer, manufacturer and marketer of premium hunting firearms, for $102 million in cash. The transaction is expected to close in the beginning of January 2007.
Thompson/Center Arms, headquartered in Rochester, New Hampshire, manufactures and distributes innovative firearms recognized by hunting enthusiasts for their precision, performance, craftsmanship, and reliability. Thompson/Center Arms occupies a leadership position within each of its core product categories of black powder firearms (or “muzzleloaders”), black powder accessories, and interchangeable firearm systems, as well as a presence in precision rimfire rifles. The transaction will combine two leading firearms companies with complementary products, to yield a single provider of high-quality pistol, revolver, shotgun and rifle products.
Michael F. Golden, President and CEO of Smith & Wesson Holding Corporation, said, “The acquisition of Thompson/Center Arms is an important step in our diversification strategy. Thompson/Center Arms has consistently delivered both profits and strong gross margins while building its position in the hunting rifle market. This move will expand our presence in the $1.1 billion long gun market by providing immediate entry into the hunting rifle and black powder segments, which represents approximately $600 million in domestic sales. In addition to carving out a leadership role in black powder and single shot hunting rifles, Thompson/Center Arms has developed tremendous expertise in manufacturing long-gun barrels, a competency that will be important to Smith & Wesson as we expand our capabilities even further into the long gun market.”
The purchase price for Thompson/Center Arms includes the company’s Rochester, New Hampshire facility, which produces all of the company’s products and is situated geographically between Smith & Wesson’s manufacturing operations in Springfield,

Massachusetts and Houlton, Maine. The transaction will be financed with the proceeds from the sale of convertible senior notes and an acquisition line of credit.
In conjunction with the acquisition, Gregg Ritz, President and CEO of Thompson/Center Arms, will be named President of Smith & Wesson — Hunting. He will continue to lead the Thompson/Center Arms operation and will head Smith & Wesson’s efforts to develop its hunting business. Ritz said, “In addition to bringing together two well-established and highly respected brands in the firearms industry, this acquisition increases opportunities for both Smith & Wesson and Thompson/Center Arms. Smith & Wesson’s ability to provide capital for growth and expertise in lean manufacturing processes will provide critical support for our new product pipeline and our need for increased capacity based on strong customer demand. In turn, Thompson/Center Arms’ array of barrel manufacturing expertise, hunting rifle products, and accessories fits nicely into the Smith & Wesson portfolio of pistols, revolvers, shotguns and future hunting rifles. There is absolutely no overlap in our product lines, while there is tremendous similarity in our dealer and distribution channels and our marketing vehicles.”
Outlook for Fiscal 2007
Following the closing of the acquisition in early January 2007, the Company will include the results of operations for Thompson/Center Arms from that date forward. The Company currently believes that the revenue contribution from Thompson/Center Arms for the period from the closing date to the end of the Company’s 2007 full fiscal year, which is April 30, 2007, will be approximately $18.6 million. Therefore, the Company now expects net product sales for the full 2007 fiscal year to be approximately $218.6 million.
It should be noted that excluding the impact of certain non-cash purchase accounting charges, the acquisition will be $0.01 accretive to the Company’s anticipated earnings per diluted share in fiscal 2007. It should also be noted that the results for the January through April 2007 period are not reflective of the results expected for Thompson/Center Arms on an annual basis due to the seasonality of the hunting business, which is stronger in the May through December timeframe.
In accordance with acquisition purchase accounting, the Company expects to record non-cash charges of approximately $7.0 million on a pre-tax basis or about $0.10 per share on an after-tax basis. Therefore, net income for fiscal 2007 is now anticipated to be approximately $11.5 million, or $0.27 per diluted share, versus prior guidance of $15.0 million, or $0.36 per share. It should be noted that the impact of purchase accounting will not be fully known until after the transaction closes.
Outlook for Fiscal 2008
Golden added, “We are especially pleased with the fact that the strategic acquisition of Thompson/Center Arms will provide us a full year of increased net sales for fiscal 2008. We now expect net sales for the fiscal year ending April 30, 2008 of approximately $320.0 million, an increase of $70 million from our previous guidance for fiscal 2008, and reflective of the Thompson/Center Arms acquisition.”

We expect net income for the fiscal year ending April 30, 2008 of approximately $27.0 million, or $0.60 per diluted share, which reflects an increase from our previous guidance for 2008 earnings per diluted share of $0.52, and a 122% increase from our anticipated 2007 earnings per diluted share, and reflective of the Thompson/Center Arms acquisition.
Barry Monheit, Chairman of the Board of Smith & Wesson Holding Corporation, said, “The Board is extremely pleased with this acquisition. We are not only acquiring a company of tremendous quality and reputation, but the acquisition itself clearly demonstrates the commitment of Mike Golden and his team to execute on the Company’s strategy to gain a significant presence in safety, security, protection and sport.”
Long-Term Outlook
Golden concluded, “Over the course of fiscal 2006 and fiscal 2007, we have consistently delivered on our commitment to grow our core handgun business and diversify our company into new areas of safety, security, protection and sport. The acquisition of Thompson/Center Arms, Inc. is a key milestone in that strategy. It places us clearly and immediately into the hunting rifle market and, excluding the impact of non-cash purchase accounting charges, is immediately accretive to our earnings. We believe that, once we gain the benefit of the various synergies we expect, our operating results, including our margins and operating expenses, for periods after fiscal 2008 will continue to be positively impacted by giving us a significant presence in the long gun market.”
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities laws. Forward-looking statements give the Company’s current expectations or forecasts of future events. These forward looking statements include expectations regarding (i) the proposed acquisition, (ii) the anticipated benefits of the acquisition, (iii) the timing of the proposed acquisition, (iv) the expected financial effect of the acquisition, (v) the accretive impact of Thompson Center/Arms earnings, (vi) the effect of the acquisition on customer growth strategy, and (vii) the Company’s outlook for fiscal 2007 and 2008. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for the Company’s products, the Company’s growth opportunities, the ability of the Company to obtain operational enhancements, the ability of the Company to increase its production capacity, the ability of the Company to engage additional key employees, the ability of the Company’s management to integrate the acquired business in a successful manner, and other risks detailed from time to time in the Company’s reports filed with the SEC, including its Form 10-K Report for the fiscal year ended April 30, 2006. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.
Conference Call
The Company will host a conference call today, December 18, 2006, to discuss the acquisition and its updated outlook for fiscal 2007 and fiscal 2008. The conference call may include forward-looking statements. The conference call will be Web cast and will begin at 8:30 a.m. Eastern Time (5:30 a.m. Pacific). The live audio broadcast and replay of the conference call can be accessed on Smith & Wesson’s Web site at www.smith-wesson.com (Windows Media is required). Those interested in listening to the conference call via telephone may call directly at 617.614.2703 and reference conference code #96836672. No RSVP is necessary. The Company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.
About Smith & Wesson
Smith & Wesson Holding Corporation, through its subsidiary Smith & Wesson Corp., is one of the world’s largest manufacturers of quality handguns, law enforcement products and firearm safety/security products. The Company also licenses shooter protection, knives, apparel, and other accessory lines. The Company is based in Springfield, Massachusetts, with manufacturing facilities in Springfield and Houlton, Maine. The Smith & Wesson Academy is America’s longest-running firearms training facility for America’s public servants. For more information, call (800) 331-0852 or log on to www.smith-wesson.com.
About Thompson/Center Arms, Inc.
Thompson/Center Arms, headquartered in Rochester, New Hampshire, is a leading designer, manufacturer, and marketer of premium hunting firearms under the Thompson/Center brand. For more information, log on to www.tcarms.com.